Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form S-1 of Montage Technology Group Limited of our report dated August 9, 2013, except for Note 16 as to which the date is September 11, 2013, relating to the financial statements of Montage Technology Group Limited, which appears in such Registration Statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers Zhong Tian LLP

Shanghai, the People’s Republic of China

January 30, 2014